Exhibit 10.2

TEXAS REGIONAL BANCSHARES, INC.

NONSTATUTORY STOCK OPTION AGREEMENT

(Granted under the 2006 Incentive Plan)

This Nonstatutory Stock Option Agreement (the “Agreement”) is executed to be effective                                   , 2006, by and between Texas Regional Bancshares, Inc., a Texas corporation (the “Corporation”), and                                         (the “Contractor/Advisor”).

The Corporation desires to provide the Contractor/Advisor an opportunity to purchase shares of the Corporation’s Class A Voting Common Stock, $1.00 par value per share (hereinafter referred to as “Common Stock” or “Stock”) pursuant to the Texas Regional Bancshares, Inc. 2005 Nonstatutory Stock Option Plan (the “Plan”). This Agreement represents an Award Statement or option agreement for purposes of the Plan.

The grant made pursuant to this Agreement represents an award of a Nonstatutory Stock Option for purposes of Section 4.3(d)(2) of the Plan and other applicable provisions of the Plan. The Corporation intends that any stock option granted or exercised under this Agreement not qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and pertinent regulations.

Now, therefore, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows.

1.             Grant of Option. The Corporation hereby irrevocably grants to the Contractor/Advisor the right and option (the “Option”), to purchase all or any part of an aggregate of                                   shares of Common Stock (such number being subject to adjustment as provided in this Agreement) on the terms and conditions herein set forth.

2.             Purchase Price. The purchase price of the Common Stock covered by the Option shall be $                              per share (the “Exercise Price”).

3.             Term of Option; Vesting Schedule. The Option herein granted may be exercised  according to the following vesting schedule (subject to earlier vesting as may otherwise be provided in this Agreement):  the Contractor/Advisor may exercise the Option to purchase, beginning on each date set forth under the heading Commencement Date below, the number of shares of Stock set forth under the heading Number of Shares that corresponds to that commencement date (the date upon which the option herein granted first becomes exercisable as to any share is herein called the “Commencement Date”):

Number of Shares	Commencement Date

The number of shares as set forth above is subject to adjustment for stock splits, stock dividends and other changes as provided in this Agreement.

In each case the Option must be exercised prior to ten (10) years from the date of the execution of this Agreement (the “Expiration Date”), subject to earlier termination as provided in this Agreement. The Option may be exercised within the above limitations, at any time or from time to time, as to any part of or all the shares covered hereby; provided, however, that the Option may not be exercised as to less than 30 shares at any one time (or the remaining shares then purchasable under the Option, if less than 30 shares) or with respect to any fractional share.

The purchase price of the shares as to which the Option is exercised shall be paid in full in cash or check at the time of exercise, or the Contractor/Advisor may effect a cashless exercise as herein provided.

If the engagement of the Contractor/Advisor as a contractor or advisor to the Corporation terminates by formal written termination agreement for any reason, subject to the termination provisions below, the Contractor/Advisor may thereafter exercise his option as provided herein, but only to the extent he was entitled to exercise the option on the date when his engagement terminated. The holder of the Option shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares are delivered to him or her upon the due exercise of the Option.

If registration is required by law, the Option may not be exercised unless at the date of exercise an appropriate registration statement under the Securities Act of 1933, as amended, relating to the shares covered by the Option shall be in effect. If such registration is required by law, the Corporation will endeavor to obtain prior to the time when the Option would otherwise be exercisable the registration of the shares covered by the Option under the Act, as amended, but the exercise period shall not extend to or beyond the Expiration Date.

4.             Nontransferability. The Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Contractor/Advisor, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

5.             Engagement. In consideration of the granting of the Option and regardless of whether or not the Option shall be exercised, the Contractor/Advisor will devote an appropriate amount of time, energy, and skill, in such Contractor/Advisor’s professional judgment, to the service of the Corporation or its parent or one or more of the Corporation’s subsidiaries while he remains engaged as a contractor or advisor to the Corporation. The Contractor/Advisor’s engagement as a contractor or advisor shall be subject to the provisions of any contract between the Corporation or any such parent or subsidiary and the Contractor/Advisor, but shall otherwise be at the pleasure of the Board of Directors of the corporation which has engaged him, and for such compensation or consideration as such engaging corporation or corporations shall determine.

6.             Exercise Period. Any or all Common Stock purchasable under the Option will be purchasable at any time following the Commencement Date, and prior to the Expiration Date, subject to any other limitation provided in this Agreement.

7.             Termination of Engagement. The following provisions will govern the ability of a Contractor/Advisor to exercise any portion of the Option that is outstanding following termination of his engagement:

(a)           If the engagement of a Contractor/Advisor with the Corporation is terminated for reasons other than (i) death, or (ii) discharge for Cause, such Contractor/Advisor’s outstanding Options may be exercised at any time within three months after such termination, to the extent of the number of shares which were exercisable at the date of such termination; except that this Option shall not be exercisable on any date beyond the expiration date of the Option.

(b)           If the engagement of a Contractor/Advisor with the Corporation is terminated for Cause by prior written notice to the Contractor/Advisor, this Option (whether or not then exercisable) shall expire and any rights hereunder shall terminate immediately upon termination of the engagement.

(c)           Should the Contractor/Advisor die prior to the vesting of this Option, any installment or installments not then exercisable shall become fully exercisable and vested as of the date of the Contractor/Advisor’s death and the Options may be exercised by the Contractor/Advisor’s Personal Representative at any time within one year after the Contractor/Advisor’s death.

 (d)          “Cause”, with respect to any Contractor/Advisor, means (i) the definition of Cause as set forth in any individual engagement agreement applicable to such Contractor/Advisor, or (ii) in the case of a Contractor/Advisor who does not have an individual engagement agreement that defines Cause, then Cause means the termination of a Contractor/Advisor’s engagement by reason of his or her (1) engaging in gross misconduct that is injurious to the Corporation, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Corporation, (4) gross negligence in the performance of the Contractor/Advisor’s duties having an adverse effect on the business, operations, assets, properties or financial condition of the Corporation, (5) conviction of a crime involving moral turpitude. The determination of whether a Contractor/Advisor’s engagement was terminated for Cause shall be made by the Corporation in its sole discretion.

(e)           For purposes of this agreement, the Contractor/Advisor’s engagement shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation or a subsidiary, or in the case of the transfer to the engagement of a subsidiary or to the engagement of the Corporation. So long as the Contractor/Advisor shall continue to be a Contractor/Advisor of the Corporation or a parent corporation or one or more of the Corporation’s subsidiaries, the Option shall not be affected by any change of the nature or extent of the Contractor/Advisor’s engagement. Nothing in this Option Agreement shall confer upon the Contractor/Advisor any right to continue to be a contractor or advisor to the Corporation or of any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate his or her engagement at any time.

8.             Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Shares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the following adjustment shall be made:  The person or persons exercising the Option shall receive, for the aggregate price calculated and paid upon such exercise as provided in Sections 2 and 3 above, the aggregate number and class of shares which such person or persons would be holding at the time of such exercise, as a result of such purchase and as a result of all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the number of shares subject to the Option and the aggregate price to be paid shall be appropriately reduced on account of any fractional share not issued. The foregoing shall be determined as if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Section 2 applicable at the date hereof), and had not been disposed of. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by Section 3 hereof.

9.             Method of Exercising Option.

(a)           Exercise Procedure. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation, in care of the Chief Executive Officer, at 3900 North Tenth Street, 11th Floor, McAllen, Texas 78501. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At the option of the Corporation, the Corporation may make available means of electronic transmission of notice of exercise and provided that the Contractor/Advisor follows such instructions the Option will be deemed exercised upon compliance with the electronic exercise procedures. Such notice shall either: (i) be accompanied by payment of the full purchase price of such shares, in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice is received; or (ii) fix a date (not less than five nor more than ten business days from the date such notice is received by the Corporation) for the payment of the full purchase price of such shares, against delivery of a certificate or certificates representing such shares; or (iii) be accompanied by a notice of cashless exercise as provided in subparagraph (b) below. Payment of the purchase price shall, in either case, be made by check payable to the order of the Corporation unless the exercise notice is accompanied by a cashless exercise notice as provided in subparagraph (b) below. The certificate or certificates for the share as to which the Option is exercised shall be registered in the name of the person or persons exercising the Option (or, if the Option is exercised by the Contractor/Advisor and if the Contractor/Advisor requests in the notice exercising the Option, shall be registered in the name of the Contractor/Advisor and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised, pursuant to this Agreement, by any person or persons other than the Contractor/Advisor, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

(b)           Cashless Exercise. In the discretion of the Contractor/Advisor, provided that the fair market value of the Shares exceeds the exercise price of the Option, in lieu of exercising this Option by payment of the Exercise Price by delivering cash or check, the Contractor/Advisor may elect to exercise the Option and pay for Shares in a cashless exercise. In order to effect a cashless exercise, the Contractor/Advisor shall indicate in the exercise notice or other written communication acceptable to the Corporation that he or she intends to make a cashless exercise, and the Contractor/Advisor shall deliver a number of shares equal to the value (as determined below) of this Option (or the portion thereof being exercised). In such event the Shares that the Corporation shall issue to the Contractor/Advisor with respect to such exercise shall be computed using the following formula:

X=	Y * (A - B)
A

where:	X = the number of Shares to be issued to the Contractor/Advisor
Y = the number of Shares being exercised under this Option, to the extent that this Option is being exercised
A = the fair market value of one Share as of the date of exercise
B = the Exercise Price per Share

For purposes of this calculation, the fair market value shall mean, on any specified date, an amount equal to the mean between the reported high and low prices of the Corporation’s Stock as traded on or reported through the NASDAQ Stock Market, Inc. (“NASDAQ”) National Market System on the specified date or, if no shares of the Corporation’s Stock have been traded on any such dates, the mean between the reported high and low prices of the Corporation’s Stock traded on or reported through NASDAQ as reported on the first day prior thereto on which shares of the Corporation’s Stock were so traded. If shares of the Corporation’s Stock are no longer traded on or reported through NASDAQ, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.

10.           Change of Control and other Reorganizations. In the event of a Change of Control, as that term is defined in the Plan, the provisions of Article X of the Plan shall control, provided that, notwithstanding any provisions in the Plan to the contrary (which provisions may be varied by this Agreement as set forth in the Plan), upon a Change of Control, whether or not the Corporation is the surviving corporation in such Change in Control and whether or not the surviving corporation proposes to assume this Option, the Option shall effective prior to the Change in Control (or such number of days prior thereto as the Board of Directors may fix and determine) immediately vest and be fully exercisable as to all shares of stock for which this Option has been granted, without regard to the vesting schedule set forth in section 3 above. In such event, the Commencement Date for any portion of the Option vested as a result of the Change in Control shall be either immediately prior to the Change in Control or such earlier vesting acceleration date set by the Board of Directors. The existence of this Option shall not in any way prevent any change of control or other transaction described in Article X of the Plan, and the Contractor/Advisor shall not have the right to prevent any such transaction.

11.           Notice of Disposition. The Contractor/Advisor shall immediately notify the Corporation in writing of any disposition of the stock acquired pursuant to the Option. The notice shall state the number of shares disposed of, the dates of acquisition and disposition of the shares, and the consideration received upon that disposition.

12.           Derivative Securities. Notwithstanding anything herein to the contrary (and in addition to any limitations on transferability as otherwise contained herein, including any such limitations as are contained in Section 4 hereof), a derivative security, as that term is defined for purposes of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, issued under the Plan, including any issued pursuant to this Agreement, is not transferable by the Contractor/Advisor other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, 26 U.S.C. § 1 et seq.

(“Internal Revenue Code”) or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

13.           General. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

14.           Parent and Subsidiary. As used herein, the terms “parent” and “subsidiary” shall mean any present or future corporation which would be a “parent corporation” or a “subsidiary corporation” of the Corporation, as those terms are defined in Section 424 of the Internal Revenue Code of 1986.

15.           Conditions of Plan. This Agreement is executed pursuant to the Plan, which is defined above as the Texas Regional Bancshares, Inc. 2006 Incentive Plan. The Plan may contain other conditions not contained in this Agreement, and the Contractor/Advisor enters into this Agreement subject to any conditions and limitations contained in the Plan. In the event of any inconsistency between any provision of this Agreement and mandatory terms and conditions of the Plan, the terms and conditions of the Plan shall control. To the extent that the Plan does not address an issue or allows the option agreement to vary from the terms and conditions of the Plan, the terms and conditions of this Agreement shall control. Defined terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Plan.

[Remainder of page left blank intentionally;

signature lines follow.]

IN WITNESS WHEREOF, the Corporation and the Contractor/Advisor enter into this Agreement to be effective as of the day and year first above written.

TEXAS REGIONAL BANCSHARES, INC.

By:
Glen E. Roney, Chairman of the Board
and Chief Executive Officer

CONTRACTOR/ADVISOR: